Exhibit No. 11

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                                    CNS, INC.

               Computation of Net Income per Share of Common Stock


                                                            Three months ended September         Nine months ended September 30,
                                                           -------------------------------       -------------------------------
                                                               1996               1995               1996               1995
                                                           -----------         -----------       -----------        -----------
NET INCOME
   Income from continuing operations                       $ 3,894,000        $ 1,361,000        $10,043,000        $10,402,000
   Income from discontinued operations                               0                  0                  0            766,000
                                                           -----------        -----------        -----------        -----------

Net income                                                 $ 3,894,000        $ 1,361,000        $10,043,000        $11,168,000
                                                           ===========        ===========        ===========        ===========



PRIMARY EARNINGS PER SHARE:
   Average number of common and common equivalent
   shares outstanding:
      Average common shares outstanding                     19,145,000         17,341,000         18,556,000         17,167,000
      Incentive stock options                                  635,000            748,000            646,000            659,000
      Non qualified stock options                              391,000            494,000            402,000            447,000
      Warrants                                                  75,000             74,000             76,000             70,000
                                                           -----------        -----------        -----------        -----------

                                                            20,246,000         18,657,000         19,680,000         18,343,000
                                                           ===========        ===========        ===========        ===========

   Earnings per share from continuing operations           $       .19        $       .07        $       .51        $       .57
   Earnings per share from discontinued  operations                .00                .00                .00                .04
                                                           -----------        -----------        -----------        -----------

Primary earnings per share                                 $       .19        $       .07        $       .51        $       .61
                                                           ===========        ===========        ===========        ===========



FULLY DILUTED EARNINGS PER SHARE
   Average number of common and common equivalent
   shares outstanding:
      Average common shares outstanding                     19,145,000         17,341,000         18,556,000         17,167,000
      Incentive stock options                                  635,000            748,000            646,000            659,000
      Non qualified stock options                              391,000            494,000            402,000            447,000
      Warrants                                                  75,000             74,000             76,000             70,000
                                                           -----------        -----------        -----------        -----------

                                                            20,246,000         18,657,000         19,680,000         18,343,000
                                                           ===========        ===========        ===========        ===========

   Earnings per share from continuing operations           $       .19        $       .07        $       .51        $       .57
   Earnings per share from discontinued operations                 .00                .00                .00                .04
                                                           -----------        -----------        -----------        -----------

Fully diluted earnings per share                           $       .19        $       .07        $       .51        $       .61
                                                           ===========        ===========        ===========        ===========
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